THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT.  THE ISSUE PRICE AND
DATE, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED UPON WRITTEN REQUEST DIRECTED TO GARY JENKINS, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AMERICO LIFE, INC., 1055 BROADWAY, KANSAS CITY, MISSOURI 64105.

                                            AMERICO LIFE, INC.


NO. VNO-1-R                                                          $5,211,805


                                 6 1/2% SENIOR SUBORDINATED NOTE DUE 2010


         For value received, AMERICO LIFE, INC., a Missouri corporation (the "Company"), hereby promises to pay to VICTORY FINANCIAL GROUP, INC., a Nevada corporation ("Seller"), or its registered assigns, the principal sum of FIVE MILLION TWO HUNDRED ELEVEN THOUSAND EIGHT HUNDRED FIVE ($5,211,805) together with interest on the unpaid principal portion thereof, at the rate of 6 1/2% per annum from June 1, 1998, in twenty-four (24) semi-annual installments of principal and interest, commencing December 1, 1998 and thereafter on each June 1 and December 1 until June 1, 2010, each of such semi-annual installments of principal and interest being in an aggregate amount of $316,090.30.

         Interest hereunder shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365 days.

         Such principal and interest payments shall be made to the person in whose name this Note is registered (the "Holder") on the register maintained by the Secretary of the Company ("Note Register") at the close of business on the "Regular Record Date" for such principal and interest installment. Such Regular Record Date shall be May 15 or November 15 (whether or not a business day), as the case may be, next preceding such principal and interest payment date.

         Payment of the principal of and interest on this Note will be made to the Holder at the principal executive office of the Company in Kansas City, Missouri, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment may be made by check mailed to the address of the Holder as such address shall appear in the Company's Note Register.

                                                       -17-
598933.2
         This Note is designated as the Company's 6 1/2% Senior Subordinated Note, No. VNO-1-R, Due 2010 (the "Note"). As provided in Section 10 hereof, this
Note is subordinated to "Senior Indebtedness" as defined in Section 1 and is pari passu in right of payment with the Company's "Senior Subordinated Notes", "6 1/2% Senior Subordinated Set-Off Note" and "6 1/2% Senior Subordinated Note No. VNO-2" as such terms are defined in Section 1, and with any other indebtedness that the Company may create, incur, assume or guarantee after the date of this Note, which Indebtedness by its terms is pari passu in right of payment with this Note.

         The Company issued this Note to replace its 6 1/2% Senior Subordinated Note No. VNO-1 (the "Original Note"). The Original Note was issued pursuant to a Stock Purchase Agreement dated March 3, 1995, as amended (the "Stock Purchase Agreement") between the Company and the Seller, who is the initial Holder hereof. A copy of the Stock Purchase Agreement is available to a Holder upon written application to the Secretary of the Company.

         The initial principal amount of the Original Note was $6,000,000. The initial principal amount of this Note is the same as the unpaid principal amount of the Original Note on the date the Holder surrendered it, as contemplated by the Stock Purchase Agreement, for reissue without a legend referring to transfer restrictions.


Section 1Certain Definitions.

                  As used in this Note:

                  "Affiliate" means (i) with respect to any specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (except in cases where substantially all of the control that would ordinarily be exercisable by virtue of ownership of stock, other than the election of directors, has been eliminated by applicable regulatory authorities). For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, none of Argus Health Systems, Inc., a Delaware corporation, GSSW Limited Partnership, a Texas limited partnership, or College Insurance Group, Inc., a Missouri corporation, will be deemed an Affiliate of the Company so long as (i) it is not a Subsidiary of the Company and (ii) the Company and its Affiliates do not have the right or power to elect or name more than 50% of such entity's governing body.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

                  "Capital Lease" means any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentally thereof, (ii) U.S. dollar denominated time deposits, certificates of deposit, eurodollar time deposits, eurodollar certificates of deposit, and bankers acceptances of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 (iii) commercial paper having a rating from S&P of at least A-2 or the equivalent thereof or from Moody's of at least P-2 or the equivalent thereof or from Duff & Phelps of at least D-2 or the equivalent thereof, with maturities of not more than nine months from the date of acquisition, (iv) repurchase agreements relating to securities described in (i) with issuers of securities described in (ii) or
(iii), and (v) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least D-2 or the equivalent thereof by Duff & Phelps and maturing within nine months after the date of acquisition.

         "Duff & Phelps" means Duff & Phelps Inc.

         "Indebtedness" of any Person means (i) any liability of such Person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation or deferred payment obligation) given in connection with the acquisition of any property or assets (other than inventory, other accrued current liabilities or similar property acquired in the ordinary course of business), including securities (but excluding reverse repurchase agreements entered into in the ordinary course of business), (c) for the payment of a Capital Lease obligation of such person or (d) with respect to the reimbursement of any letter of credit, banker's acceptance or similar credit transaction (other than trade letters of credit issued in the ordinary course of business; provided, that failure to make prompt reimbursement of any trade letter of credit shall be deemed to be the incurrence of Indebtedness); (ii) any guarantee by such Person of any liability of others described in clause (i) above or any obligation of such Person with respect to any liability of others described in clause (i) above; and (iii) all Interest Rate Protection Obligations of such Person. Indebtedness shall not include operating leases, trade accounts payable or agent accounts payable, or obligations under insurance, reinsurance or retrocession contracts entered into the ordinary course of business or any guaranty of any of the foregoing.

         "Indenture" means the Indenture dated as of May 26, 1993 among the Company and Commerce Bank of Kansas City, N.A., as Trustee, respecting the Company's Senior Subordinated Notes, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of such instrument and any such supplemental indenture, the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be part of and govern such instrument and any such supplemental indenture, respectively.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Moody's" means Moody's Investors Service, Inc.

         "pari passu," when used with respect to the ranking of any indebtedness of any Person in relation to other Indebtedness of such Person, means that each such indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent, and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

         "Person" means an individual, corporation,  partnership, joint venture,
trust,   unincorporated  organization  or  government  or  agency  or  political subdivision thereof.

         "S&P" means the Standard & Poor's Corporation.

         "Senior Indebtedness" means the principal of, premium, if any, interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to such Person, would accrue on such obligations, whether or not such claim is allowed in such bankruptcy proceeding), and fees and other amounts owing in respect of any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date hereof or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Note. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by this Note or the Company's Senior Subordinated Notes, 6 1/2% Senior Subordinated Set-Off Note or 6 1/2% Senior Subordinated Note No. VNO-2, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(iii) Indebtedness that is represented by redeemable Capital Stock, (iv) Indebtedness of the Company to an Affiliate of the Company and (v) any Indebtedness that is incurred in violation of the Indenture.

         "Senior Non-Payment Default" means any event or condition (other than a Senior Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Senior Indebtedness. For purposes of this definition, a Senior Non-Payment Default shall be deemed to exist on the date of occurrence of such event or condition and any required notice shall be deemed to have been given and any applicable grace period shall be deemed to have expired on such date.

         "Senior Payment Default" means any failure to pay when due, whether by acceleration or otherwise, any principal of, premium or interest on, or fees or other amounts in respect to any Senior Indebtedness.

         "Senior   Subordinated   Notes"  means  the  Company's   9-1/4%  Senior
Subordinated Notes due 2005 in the aggregate original principal amount of $100,000,000.

         "6 1/2% Senior Subordinated Note No. VNO-2" means the Company's 6 1/2% Senior Subordinated Note No. VNO-2 due 2010 in the original principal amount of $6,000,000, delivered pursuant to the Stock Purchase Agreement and any note issued in exchange or replacement thereof pursuant to the terms of such note.

         "6 1/2% Senior Subordinated Set-Off Note" means the Company's 6 1/2% Senior Subordinated Set-Off Note due 2015 in the principal amount of $5,000,000, delivered pursuant to the Stock Purchase Agreement and any note issued in exchange or replacement thereof pursuant to the terms of such note.

         "Stated Maturity", when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.


Section 2Limitation on Issuance of Other Subordinated Indebtedness. Except when it may do so without violating the Indenture, the Company will not issue, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness which is subordinate or junior in ranking in any respect of any Senior Indebtedness but senior in right of payment to this Note. Section 1.

Section 3Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Section 10 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of this Note when due and payable; or

(3) default in the performance, or breach, of any covenant or agreement of the Company under the Note (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in this paragraph), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Holder a written notice specifying such default or breach and stating that such notice is a "Notice of Default"; or

(4) (1) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Company or any Subsidiary for money borrowed, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (2) a default in any payment when due at final Stated Maturity of any such Indebtedness outstanding in an aggregate principal amount of not less than $5,000,000 and, in each case, 20 Business Days shall have elapsed after such event during which period such event shall not have been cured or rescinded or such indebtedness shall not have been satisfied; or

(5) final judgments or orders are rendered against the Company or any Subsidiary by a court or regulatory agency of competent jurisdiction which require the payment in money, either individually or in an aggregate amount, that is more than $5,000,000 (other than any judgment as to which a reputable insurance company has accepted full liability) and such judgment or order shall not be discharged and either (1) any creditor shall have commenced an enforcement proceeding upon such judgment or order, which enforcement proceeding shall have remained unstayed for a period of 10 days, or (2) a period of 60 days during which a stay of enforcement shall not be in effect shall have elapsed following the date on which any period for appeal has expired; or

(6) a decree or order is entered by a court having jurisdiction (1) for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (2) adjudging the Company or any Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(7)    the Company or any  Subsidiary  institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the Company or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company or any Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against the Company or any Subsidiary, or the Company or any Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

then, in the case of an event described in (f) or (g) above, this Note shall immediately become due and payable, together with interest accrued hereon or, in the case of any other event described above, the Holder of the Note may declare this Note, together with all interest accrued hereon to be due and payable and, upon such declaration, this Note shall be due and payable on the date specified in the declaration, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The holder of this Note may also, subject to the provisions of Section 10 hereof, proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, or may, subject to the provisions of
Section 10 hereof, proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder of this Note.

Section 4Registration of Transfers. The Company shall register the transfer of this Note upon records to be maintained by the Company for that purpose, upon surrender of this Note, with the Form of Assignment attached hereto duly filled in and signed, to the Secretary of the Company at the Company's principal executive offices in Kansas City, Missouri. Upon any such registration of transfer, a new Note, in substantially the form of this Note evidencing the Note so transferred shall be issued to the transferee.


Section 5Payment of Taxes. The Company shall not be required to pay any tax in respect of the transfer of the Note.


Section 6Redemption. The Note is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together in the case of any such redemption with accrued interest on the portion of the Note to be redeemed to the redemption date.

              The  Note  does  not  have  the  benefit  of  any   sinking   fund
obligations.

              In the event of redemption of this Note in part only, a new Note of like tenor and maturity for the unredeemed portion hereof, with appropriate changes in the scheduled payments to reflect the reduced principal amount, will be issued in the name of the Holder hereof upon the cancellation hereof.


Section 7Mutilated or Missing Note. If this Note shall be mutilated, lost, stolen or destroyed, upon request by the Holder hereof, the Company will issue, in exchange for and upon cancellation of the mutilated Note, or in substitution for the lost, stolen or destroyed Note, a new Note, in substantially the form of this Note, of like tenor and maturity and representing the equivalent principal amount, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Note and, if requested by the Company, indemnity reasonably satisfactory to it.


Section 8Restriction on Transfer.

              (a) [Deleted]

              (b) [Deleted]

              (c) This Note and each Note issued upon transfer or exchange shall bear a legend required under the Internal Revenue Code of 1986, as amended, relating to original issue discount.


Section 9Financial Information. Until this Note is paid in full, the Company agrees to furnish to the registered Holder, at the address specified in the Note Register, within one hundred twenty (120) days after the end of the Company's fiscal year, a copy of the Company's annual audited consolidated financial statements.


Section 1Ranking and Subordination.

(1) Note Subordinate to Senior Indebtedness and pari passu with Senior Subordinated Notes, 6 1/2% Senior Subordinated Set-Off Note and 6 1/2% Senior Subordinated Note No. VNO-2.

              The Company covenants and agrees, and each Holder of the Note, by his acceptance thereof, likewise covenants and agrees, that the Note is pari passu in right of payment with the Company's Senior Subordinated Notes, 6 1/2% Senior Subordinated Set-Off Note, 6 1/2% Senior Subordinated Note No. VNO-2 and any other Indebtedness that the Company may create, incur, assume or guarantee after the date of this Note, which Indebtedness by its terms is pari passu in right of payment with this Note, and that, to the extent and in the manner hereinafter set forth in this Section 10, the indebtedness represented by the Note and the payment of the principal of and interest on the Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed.

(2)           Payment Over of Proceeds Upon Dissolution, Etc.
---------     -----------------------------------------------

              In the event of (i) insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) reorganization, liquidation, dissolution, winding up or other similar proceeding related to the Company or its property, whether voluntary or involuntary, partial or complete, and whether or not involving insolvency, receivership or bankruptcy, or (iii) assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (i), (ii), or (iii) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal of, premium, if any, interest on, and fees and other amounts due or to become due on or in respect of all Senior Indebtedness, including interest accruing subsequent to a bankruptcy or insolvency event at the rate provided for in the documents governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code, or provision shall be made for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holder of Senior Indebtedness, before the Holder of the Note is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company subordinated to the payment of the Note, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment") on account of principal of or interest on or other amounts payable in respect of the Note or on account of any purchase or other acquisition of any portion of the Note by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, a "Note Payment"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Note Payment which may be payable or deliverable in respect of the Note in any such Proceeding.

              Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Holder would be entitled except for the subordination provisions of this Section 10 shall be paid by the Company or the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or a liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

              In the event that, notwithstanding the foregoing provisions of this Section, the Holder shall have received any Note Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior
Indebtedness, and if such fact shall, at or prior to the time of such Note Payment, have been made known to such Holder, then and in such event such Note Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

              For purposes of this Section only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment or of any other corporation provided for by such plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Note is so subordinated as provided in this Section. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, agree to assume the obligations of the Company under this Note.

(3)            No Payment When Senior Indebtedness in Default.
               ----------------------------------------------

              In the event that any Senior Payment Default shall have occurred and be continuing, then no Note Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness.

              In the event that any Senior Non-Payment Default shall have occurred and be continuing (or if a Senior Non-Payment Default would result upon any payment with respect to the Note), then, upon the receipt by the Company of written notice of such Senior Non-Payment Default from a holder or holders of Senior Indebtedness as to which there is a Senior Non-Payment Default or the representative or representatives of such holder, no Note Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or Proceeding) on the earlier of (i) the date of acceleration of such Senior Indebtedness, (ii) 179 days after the Company's receipt of such written notice, (iii) the date such Senior Non-Payment Default shall have been cured or waived, or shall have ceased to exist, (iv) the date such Senior Indebtedness shall have been discharged or paid in full, or (v) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the holder of Senior Indebtedness (or its representative) initiating such Payment Blockage Period after which, in the case of clauses (ii), (iii), (iv) and (v) the Company shall resume making any and all required payments in respect of the Note, including any missed payments, unless the provisions described in the immediately preceding paragraph are then applicable; provided, however, that (i) no more than one Payment Blockage Period may be commenced with respect to the Note during any 360-day period, (ii) a Payment Blockage Period may not extend beyond 179 days from the date of receipt by the Company of the Notice initiating such Payment Blockage Period, and (iii) there shall be a period of at least 180 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.

              If any payment or distribution of assets of the Company is received by the Holder at a time when that payment or distribution is prohibited as a result of the application of the provisions described in the preceding two paragraphs, such payment or distribution will be received and held in trust for and will be paid over and delivered forthwith to the holders (or their representatives) of Senior Indebtedness, in trust for distribution to the holders of all Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness which is due and payable held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; provided that to the extent amounts are not then due in respect of Senior Indebtedness, such amounts shall be promptly returned to the Company or distributed in such other manner as a court of competent jurisdiction shall direct.

              The provisions of this paragraph shall not apply to any Note Payment with respect to which paragraph (d) of this Section would be applicable.

(4)           Payment Permitted If No Default.

              Nothing contained in this Section 10 or elsewhere in this Note or in any of the Securities shall prevent the Company, at any time except during the pendency of any Proceeding referred to in paragraph (b) of this Section or under the conditions described in paragraph (c) of this Section, from making Note Payments.

(5)           Subrogation to Rights of Holders of Senior Indebtedness.
---------     -------------------------------------------------------

              Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder of the Note would be entitled except for the provisions of this Section, and no payments over pursuant to the provisions of this Section to the holders of Senior Indebtedness by the Holder of the Note, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holder of the Note, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

(6)           Provisions Solely to Define Relative Rights.
---------     -------------------------------------------

              The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section or elsewhere in this Note is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holder of the Note, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Section of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company) to pay to the Holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Company of the Holder of the Note and creditors of the Company other than the holders of Senior Indebtedness; or (iii) the Holder of the Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Holder.

(7)           Company to Effectuate Subordination.

              Each Holder of the Note by his acceptance thereof authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section and appoints the Secretary of the Company his attorney-in-fact for any and all such purposes.

(8)           No Waiver of Subordination Provisions.

              No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

              Without  in any  way  limiting  the  generality  of the  foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder of the Note, without incurring responsibility to the Holder of the Note and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the Holder of the Note to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

(9)           Notice to Company.

              The Company shall give prompt written notice to the Holder of any fact known to the Company which would prohibit the making of any payment in respect of the Note. Notwithstanding the provisions of this Section, the Company shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Company in respect of the Note, unless and until the Company shall have received written notice thereof from a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Company, shall be entitled in all respects to assume that no such facts exist.

              The Company shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Company determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Company may request such Person to furnish evidence to the reasonable satisfaction of the Company as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Company may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(10)          Reliance on Judicial Order or Certificate of Liquidating Agent.
---------     --------------------------------------------------------------

              Upon any payment or distribution of assets of the Company referred to in this Section, the Holder of the Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holder of the Note, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

(11)          Company Not Fiduciary for Holders of Senior Indebtedness.
---------     --------------------------------------------------------

              The Company shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holder of the Note or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section or otherwise.

Section 1Notices. All notices, requests, demands and other communications relating to the Notes shall be in writing, including by telex, telegram or cable, addressed, if to the registered holder hereof, to it or them at the address(es) furnished by said registered holder(s) to the Company, and if to the Company, to it at 300 West 11th Street, Kansas City, Missouri 64105, Attention:
President, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, upon placement into the mails (first class, postage prepaid), and in the case of notice by telex, telegram or cable, on the day sent.

Section 1Binding Effect. This Note shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the registered holder or holders from time to time of this Note.

Section 1Survival of Rights and Duties. This Note shall terminate and be of no further force and effect on the date the principal hereof and all interest hereon shall have been paid in full.

Section 1Governing Law. The Notes shall be construed in accordance with and governed by the internal laws of the State of Missouri.

              IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal by its officers thereunto duly authorized on ___________ ____, 1998.
                               AMERICO LIFE, INC.

[CORPORATE SEAL]
                                                By:___________________________
                                                   Gary L. Muller,  President
ATTEST:

-------------------------------
Richard J. Juneau, Secretary

                                            FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers to the assignee set forth below all of the rights of the undersigned in and to this Note:


Name of Assignee           Address








                                 Name of Holder
                                 -----------------------------


Dated: _____________, 199__
                                           (By:)_________________________
                                           (Title:)______________________